SCHEDULE 14A
                                   (Rule 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
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[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NINE WEST GROUP INC.
 ...............................................................................
                 (Name of Registrant as Specified in Its Charter)

 ...............................................................................
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                         To Be Held On June 4, 1998


     To the Stockholders of Nine West Group Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Nine West Group Inc. (the "Company"), a Delaware corporation, will be held on Thursday, June 4, 1998, at 10:00 A.M. at the Company's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529, for the following purposes:

     1.  To elect two Class II directors; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 17, 1998 are entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. If you plan to attend the meeting, please bring with you the Admittance Slip printed on the back of the Proxy Statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY BY SUBMITTING A WRITTEN REVOCATION OR A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THE PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.


                                       By Order of the Board of Directors


White Plains, New York                       Joel K. Bedol
April 30, 1998                               Secretary






                               PROXY STATEMENT


                        ANNUAL MEETING OF STOCKHOLDERS


                          To Be Held On June 4, 1998



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NINE WEST GROUP INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Company's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529, on Thursday, June 4, 1998, commencing at 10:00 A.M., and at all adjournments thereof (the "Annual Meeting"). The mailing address of the Company is Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529, and its telephone number is (914) 640-6400. This Proxy Statement is first being mailed on or about April 30, 1998. Only stockholders of record at the close of business on April 17, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

                               VOTING PROCEDURES

     Pursuant to the Second Amended and Restated By-laws of the Company (the "By-laws"), the Board has fixed the close of business on April 17, 1998 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. As of April 17, 1998, there were 35,919,664 shares of common stock of the Company (the "Common Stock") issued and outstanding. Each stockholder is entitled to one vote in person or by proxy for each share held. A quorum (holders of a majority of the Common Stock issued and outstanding and present at the Annual Meeting in person or by proxy) is required for votes taken at the Annual Meeting to be valid. After a quorum has been established, the affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting in person or by proxy shall be required for the election of any director or for the approval of any other matter that is submitted to a vote of the stockholders at the Annual Meeting.

     Abstentions from voting will be included for purposes of determining the presence of a quorum and whether the requisite number of affirmative votes are received on any matters submitted to a vote of the stockholders. Accordingly, abstentions will have the same effect as a vote withheld on the election of a director or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      ITEM 1. ELECTION OF DIRECTORS

     The Board is divided into three classes. The term of the current Class III director, Mr. Salibello, expires in 1999; the term of the current Class I directors, Messrs. Goldsmith and Pascarella, expires in 2000; and the term of the current Class II directors, Messrs. Fisher and Camuto, expires at the Annual Meeting. Directors hold office until the annual meeting of stockholders of the Company in the year in which the term of their class expires and until their successors have been duly elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of directors whose term expires will be elected for a three-year term.

     Messrs. Fisher and Camuto, the nominees for Class II director, are currently serving in that capacity, and each has indicated his willingness to continue to serve if elected. Unless authority to do so is withheld, the person named in the accompanying proxy will vote the shares represented thereby for such nominees. While it is not anticipated that the nominees will be unable to serve, if any of the nominees should be unable to act as a director, the persons named in the accompanying proxy may vote for any substitute nominee proposed by the Board (unless authority to vote for the election of the director is withheld). The Board of Directors recommends a vote "FOR" each of the nominees.

Nominees and Continuing Directors

     The following table sets forth certain information, as of April 17, 1998, with respect to each of the nominees and with respect to each other director whose term of office continues after the Annual Meeting. Unless noted otherwise, the business experience shown for each individual has been his principal occupation for at least the past five years.


     NOMINEES FOR CLASS II DIRECTORS (to continue in office until 2001)

Name                  Age   Business Experience                   Director Since
----                  ---   -------------------                   --------------
Jerome Fisher         67    Chairman of the Board and a                 1977
                            director of the Company since
                            its organization. Mr. Fisher
                            and Vincent Camuto founded the
                            Company in 1977. Mr. Fisher is
                            principally responsible for
                            long-range corporate strategy,
                            long-range financial planning,
                            review and evaluation of potential
                            mergers and acquisitions, and the
                            Company's international expansion.

Vincent Camuto        61    A director and head of product              1977
                            development of the Company since
                            its organization.  Prior to being
                            named Chief Executive Officer of
                            the Company in May 1995, Mr. Camuto
                            served as President from February
                            1993 to May 1995.  Mr. Camuto and
                            Jerome Fisher founded the Company
                            in 1977.  Mr. Camuto is principally
                            responsible for the day-to-day
                            management of the Company, including
                            supervising the design, manufacture,
                            marketing and distribution of the
                            Company's products.


         CLASS I DIRECTORS (to continue in office until 2000)

Name                    Age   Business Experience                 Director Since
----                    ---   -------------------                 --------------
C. Gerald Goldsmith     69    Financial advisor. Mr. Goldsmith         1993
                              also serves as a director of
                              American Bank Note Corporation,
                              Palm Beach National Bank & Trust
                              Company, Innkeepers USA Trust
                              and The Meditrust Companies.

Henry W. Pascarella     64    Attorney; Senior Counsel, Tyler          1995
                              Cooper & Alcorn.

         CLASS III DIRECTOR (to continue in office until 1999)

Name                    Age   Business Experience                 Director Since
----                    ---   -------------------                 --------------
Salvatore M. Salibello  52    Managing partner of the accounting       1993
                              firm of Salibello & Broder.

     The Company and each of Messrs. Fisher and Camuto have entered into agreements with respect to the election of directors of the Company. See "Certain Transactions."

Board of Directors Meetings and Committees

     The Board held six meetings during the fiscal year ended January 31, 1998 ("fiscal 1997"). Each director attended at least 75% of the aggregate of (i) the number of meetings held by the Board and (ii) the number of meetings held by all committees of the Board on which such director served as a member.

     The standing committees of the Board include the Audit Committee and the Compensation Committee.

     The members of the Audit Committee are Mr. Goldsmith, as Chairman, and Mr. Pascarella. The Audit Committee held seven meetings during fiscal 1997. The purpose of the Audit Committee is to recommend annually to the Board a firm of independent accountants, to review the annual audit of the Company's financial statements and to meet with the independent accountants of the Company from time to time in order to review the Company's internal controls and financial management practices.

     The members of the Compensation Committee are Mr. Pascarella, as Chairman, and Mr. Goldsmith. The Compensation Committee held three meetings during fiscal 1997. The purpose of the Compensation Committee is to review and make recommendations to the Board concerning the compensation of all officers of the Company and compensation above certain levels to be paid to non-officer employees, to review and make recommendations with respect to the Company's existing compensation plans and to administer the Company's Second Amended and Restated Stock Option Plan, the First Amended and Restated 1994 Long-Term Performance Plan (the "Performance Plan") and the First Amended and Restated Incentive Bonus Plan (the "Incentive Bonus Plan").

     Executive officers of the Company serve at the discretion of the Board, subject to contractual arrangements. There is no family relationship between any of the directors or executive officers of the Company.

Director Compensation

     Nonemployee directors receive an annual retainer of $36,000 per year as compensation for their services and $3,000 for each Board or committee meeting attended. Each committee chairman receives an additional $3,000 per year. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or committees thereof.

     The Company's 1993 Directors' Stock Option Plan, as amended (the "Directors' Plan"), provides that stock options will be granted through the year 2003 to "Eligible Directors" (generally, nonemployee directors). An aggregate of 116,340 shares of Common Stock remains available for issuance pursuant to options not yet granted under the Directors' Plan, subject to adjustment upon certain changes in the Company's capitalization. All options granted under the Directors' Plan are granted as of the first business day after the annual stockholders' meeting. Each Eligible Director is entitled to receive an option on the grant date to acquire 5,000 shares of Common Stock at a price equal to the fair market value of the Common Stock on that date. The options become exercisable in successive annual increments of 33%, 34% and 33%, beginning on the first anniversary of the date the options were granted.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation paid to the Company's Chairman of the Board, its Chief Executive Officer, its President and Chief Operating Officer, and an additional executive officer of the Company for the Company's last three fiscal years.

                           Annual Compensation            Long Term Compensation Awards
                           -------------------           -------------------------------
Name and                                                       Securities     Restricted
Principal                                                      Underlying          Stock            All Other
Position              Year(1)  Salary($)   Bonus($)(2)   Options/SARs (#)      Awards($)   Compensation($)(3)
---------             -------  ----------  -----------   ----------------  -------------   ------------------
Jerome Fisher            1997  $1,035,000     $      0            125,000  $        0           $        0
Chairman of              1996   1,035,000      750,000             50,000           0                2,417
the Board                1995   1,035,000      750,000             50,000           0                3,750

Vincent Camuto           1997  $1,035,000     $      0            125,000  $        0           $    4,750
Chief Executive          1996   1,035,000      750,000             50,000           0                6,006
Officer                  1995   1,035,000      750,000             50,000           0                3,578
and Director

Noel E. Hord(4)          1997  $  812,121     $      0                  0  $        0           $2,713,998(5)
President and            1996     802,091      582,812                  0           0              368,216
Chief Operating          1995     544,552      500,685            100,000   2,137,500(6)            26,409
Officer

Robert C. Galvin(7)      1997  $  340,008     $ 70,333             40,000  $        0           $    5,073(8)
Executive Vice           1996     306,668      243,750             20,000           0                5,358
President, Chief         1995         N/A          N/A                N/A         N/A                  N/A
Financial Officer
and Treasurer
-------------------

(1) The Company changed its fiscal year effective June 27, 1995 to a fiscal year ending on the Saturday closest to January 31. The disclosure above for "1995" includes compensation for the fiscal year ended February 3, 1996 but does not include compensation for the period from January 1, 1995 through January 27, 1995.

(2) Except as otherwise noted, amounts shown represent bonus earned for the applicable fiscal year but paid during the first quarter of the subsequent fiscal year.

(3) Except as otherwise noted, amounts shown represent matching contributions made by the Company under the Company's 401(k) Savings Plan, Executive Deferred Compensation Plan and/or Supplemental Savings Plan.

(4) Mr. Hord joined the Company as its President and Chief Operating Officer on May 23, 1995 and resigned from those offices on January 27, 1998.

(5) Amount shown includes compensation of $2,681,621 paid by the Company on March 2, 1998 pursuant to an agreement between the Company and Mr. Hord dated February 24, 1998 with respect to the termination of his employment. See "Employment Agreements." Amount shown also includes relocation expenses of $27,627 paid by the Company.

(6) The 1995 amount shown is based on a closing price of $35.625 per share for the Common Stock on May 23, 1995 (without giving effect to the diminution of value attributable to the restrictions on the stock) with respect to a total of 60,000 shares of restricted Common Stock granted to Mr. Hord pursuant to a Restricted Stock Agreement between the Company and Mr. Hord dated May 23, 1995. The Restricted Stock Agreement provided that, with certain exceptions, such 60,000 shares were to vest as follows: (i) 10,000 shares were to vest in each of the five consecutive fiscal years commencing with the fiscal year beginning on February 4, 1996, provided that the Company met or exceeded its corporate annual budget for the relevant fiscal year, and restricted shares which did not so vest were to be forfeited and
     (ii) the remaining 10,000 shares were to vest in December 2000, provided that the average Fair Market Value (as defined in the Performance Plan) of the Company's Common Stock was not less than $50.00 per share (subject to certain adjustments) for a period of 45 consecutive days within the 60 consecutive days on which securities markets were open for trading ending on and including December 15, 2000. Mr. Hord was entitled to receive dividends declared on such shares from time to time. As of January 27, 1998, 10,000 of such shares had vested, and the remaining 50,000 shares were forfeited as a result of Mr. Hord's resignation.

(7) Mr. Galvin became the Company's Executive Vice President, Chief Financial Officer and Treasurer effective as of April 30, 1996; from October 2, 1995 to April 30, 1996, Mr. Galvin was Senior Vice President, Strategic Planning.

(8)  Amount shown includes life insurance premiums of $323.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning stock option grants made during fiscal 1997 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 1997.

                                                                                  Potential Realizable Value
                                                                                  at Assumed Annual Rates of
                                                                                  Stock Price Appreciation
                        Individual Grants                                         for Option Term(1)
------------------------------------------------------------------------------    --------------------------
                                       % of Total
                   No. of Securities   Options/SARs
                   Underlying          Granted to     Exercise or
                   Options/SARs        Employees in   Base Price    Expiration
Name               Granted             Fiscal 1997    ($/Sh)(2)     Date(3)            5%($)       10%($)
----------------   --------------------------------   -----------   ----------    --------------------------
Jerome Fisher      50,000(4)           3.1%           $34.13        05/16/07      $1,073,209   $2,719,722
                   75,000(4)           4.6             28.00        12/16/07       1,320,679    3,346,859

Vincent Camuto     50,000(4)           3.1%           $34.13        05/16/07      $1,073,209   $2,719,722
                   75,000(4)           4.6             28.00        12/16/07       1,320,679    3,346,859

Robert C. Galvin   20,000(5)           1.2%           $34.13        05/16/07      $  429,283   $1,087,889
                   20,000(4)           1.2             28.00        12/16/07         352,181      892,496
----------------

(1) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Company's stock price. With respect to the options expiring on May 16, 2007, based on a price per share of $34.13 (the closing price on the date of grant), 5% and 10% rates of appreciation in the price of the Common Stock would result in prices per share of $55.59 and $88.52, respectively, at May 16, 2007. With respect to the options expiring on December 16, 2007, based on a price per share of $28.00 (the closing price on the date of grant), 5% and 10% rates of appreciation in the price of the Common Stock would result in prices per share of $45.61 and $72.63, respectively, at December 16, 2007. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability, delayed exercisability or termination of the options following termination of employment.

(2) The exercise price may be paid in cash or, in the discretion of the Compensation Committee, in shares of Common Stock already owned or to be issued pursuant to the exercise, valued at fair market value on the date of exercise, or a combination of cash and Common Stock. Upon a "Change of Control" of the Company, all outstanding options become fully exercisable and, in the discretion of the Compensation Committee, may be converted into SARs.

(3) The options terminate on the earlier of ten years after grant or, generally, 30 or 90 days after termination of employment for reasons other than normal retirement, disability or death.

(4) Options become exercisable in successive annual increments over a period of five years, beginning on the first anniversary of the date the options were granted.

(5) Options become exercisable in successive annual increments over a period of three years, beginning on the first anniversary of the date the options were granted.

Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises during fiscal 1997 and options held at January 31, 1998 by the individuals named in the Summary Compensation Table, and the value of those options at such date. Only a portion of the options had exercise prices lower than the fair market value of the Common Stock on such date ("in-the-money" options).

                   No. of
                   Shares                     No. of Securities             Value of Unexercised
                   Acquired     Value         Underlying Unexercised        "In-The-Money"
Name               on Exercise  Realized($)   Options/SARs at FY-End        Options/SARs at FY-End($)(1)
--------------------------------------------------------------------------------------------------------
                                              Exercisable  Unexercisable    Exercisable  Unexercisable
                                              -----------  -------------    -----------  -------------
Jerome Fisher         0           $0            160,000        231,666       $31,459        $18,875
Vincent Camuto        0            0            206,900        231,666        31,459         18,875
Noel E. Hord          0            0             40,000              0             0              0
Robert C. Galvin      0            0             20,000         60,000             0              0
----------------

(1) Based upon a price of $25.6875 per share (the closing price of the Common Stock on January 31, 1998) less the applicable option exercise price.

Pension Plan

     Effective January 1, 1997, the Company established a defined benefit pension plan (the "Pension Plan") covering current employees of the Company and certain eligible employees who were previously employed by the former Footwear Group of The United States Shoe Corporation (the "Footwear Group"). Prior to that time, these participants were covered under the Pension Plan for Employees of Nine West Group Inc. (the "Prior NWG Pension Plan"), the Nine West Group Inc. Pension Plan for Former Salaried Employees of U.S. Shoe Footwear (the "Prior U.S. Shoe Pension Plan") and two other defined benefit pension plans maintained by the Company.

     The normal retirement benefit under the Pension Plan is equal to the participant's accumulated cash balance account at retirement. In accordance with the following schedule, each participant's cash balance account is credited annually with "service credits" equal to the applicable percentage, based on the participant's age and applicable years of service, times pensionable compensation. Pensionable compensation under the Pension Plan is cash compensation in the form of base pay and commissions paid, if any, including the amount of any reductions in a participant's compensation used for elective deferrals under a cash or deferred profit sharing plan or a cafeteria plan. All other compensation and benefits is excluded for purposes of determining pensionable compensation. The annual compensation of each employee taken into account in calculating pensionable compensation under the Pension Plan may not exceed $160,000, adjusted for increases in the cost of living in accordance with
Section 401(a)(17)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Participants only receive "service credits" for years in which they work at least 1,000 hours.

               Age and Years of
               Credited Service                Applicable Percentage
               ----------------                ---------------------
                 30 and under                           1.50%
                     30-39                              2.00
                     40-49                              2.50
                     50-59                              3.25
                     60-69                              4.25
                     70-79                              5.50
                     80-89                              7.00
                 90 and over                            9.25

Cash balance accounts are credited monthly with interest, based on the monthly equivalent of the 5-year U.S. Treasury Bill rates in effect on December 1 of the preceding year, plus 0.25%.

     Former participants of the four predecessor defined benefit pension plans received an opening cash balance account equal to the present value of their December 31, 1996 accrued benefit under the predecessor plan in which they participated. In addition, participants of the Prior NWG Pension Plan and the Prior U.S. Shoe Pension Plan who were age 50 or older with at least five years of credited service on December 31, 1996 received an additional cash balance service credit of 3% per year of service at ages 50 through 59, and 4% per year of service at age 60 and older.

     The normal form of benefit under the Pension Plan for an unmarried participant is a single life annuity. The normal form of benefit under the Pension Plan for a married participant is a joint and 50% survivor annuity with his or her spouse, which is the actuarial equivalent of the cash balance account determined by the Pension Plan formula.

     In addition, a minimum guaranteed benefit was established for participants in the Company's supplemental executive retirement plan (the "SERP") and supplemental executive benefit plan for certain eligible employees of the Company who were previously employed by the Footwear Group (the "U.S. Shoe SERP") based on the participant's total accrued benefit as of December 31, 1995. Benefit accrual under these plans ceased effective January 1, 1996. Generally, the aggregate maximum retirement benefit payable to a participant in the Pension Plan and either the SERP or the U.S. Shoe SERP is the greater of (i) the aggregate amount accrued under both the Pension Plan and the SERP or the U.S. Shoe SERP, as of December 31, 1995, considering such participant's service and compensation only as of such date, or (ii) the benefit payable to the participant under the Pension Plan alone, considering all of such participant's service and pensionable compensation.

     The following table sets forth estimated total annual benefits payable under the Pension Plan and the SERP or the U.S. Shoe SERP, to each of the individuals named in the Summary Compensation Table upon retirement at normal retirement age. These estimates are calculated assuming each such individual will remain employed by the Company until retirement, and that all future pensionable compensation will be subject to the current limitation on compensation and certain other limitations under the Code.

                             Estimated Total Annual
                              Retirement Benefit at
                             Normal Retirement Age       1997 Compensation
                             ----------------------      -----------------
Jerome Fisher                              $152,159             $1,783,976
Vincent Camuto                               93,538                758,899
Noel E. Hord                                 52,596              1,201,305
Robert C. Galvin                             41,496                461,744


                  COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph compares cumulative annual stockholder returns on Common Stock on an indexed basis with the Standard & Poor's 500 Stock Index and a peer group of public companies, from February 2, 1993 (the first trading date
for the Common Stock) through January 31, 1998.   The graph assumes that the
value of the investment in Common Stock and in each of the indices was $100 on February 2, 1993, and that all dividends were reinvested. The peer group index consists of public companies in the leather footwear industry having annual net revenues exceeding $400 million. Stockholder return for each component issuer in the peer group is weighted to reflect such issuer's market capitalization at the beginning of each period shown. The peer group companies consist of J. Baker, Inc., Brown Group, Inc., Genesco, Inc., The Timberland Company and Wolverine World Wide, Inc. During fiscal 1995, the Company changed its fiscal year end to a fiscal year ending on the Saturday closest to January 31. This change created a four-week transition period from January 1, 1995 to January 28, 1995, which is reflected in the graph set forth below.

                      [GRAPH]
                                                  PEER
PERIOD           NINE WEST    STANDARD & POORS    GROUP
ENDED            GROUP INC.    500 STOCK INDEX    INDEX
-----            ----------   ----------------    -----

2/2/93              100              100           100
12/31/93            169              105           125
12/31/94            162              104            96
1/28/95             164              106            98
2/3/96              201              144            74
2/1/97              295              178           135
1/31/98             147              222           167


                  REPORT OF THE COMPENSATION COMMITTEE
                    REGARDING EXECUTIVE COMPENSATION

General

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of Messrs. Pascarella (Chairman) and Goldsmith, neither of whom is or has been an employee of the Company. The Company's executive compensation has three elements: base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the considerations underlying each element.

Base Salary

     The salaries with respect to Messrs. Fisher, Camuto and Hord which are set forth in their respective employment agreements, were effective as of February 9, 1993 in the case of Messrs. Fisher and Camuto and as of May 23, 1995 in the case of Mr. Hord. Mr. Galvin's salary was effective as of October 2, 1996. Based upon the recommendations of an independent compensation consultant retained in connection with the Company's initial public offering, the Board established base salaries for particular officers at the higher end of the range of such salaries at comparable companies, in order to assure that the Company would be competitive with more established public companies in attracting and retaining executive talent. This group of companies for the purposes of comparing compensation was composed of national designers, developers and marketers of footwear and women's apparel. The Committee believes that the compensation comparison group represents the companies with which the Company competes for executive talent.

Annual Incentive Compensation

     Each of the Company's officers, as well as certain other employees, is eligible to receive annual cash bonus awards under the Incentive Bonus Plan.
The Committee believes that the bonuses payable to the officers and other employees are intended to be at the higher end of the range of bonuses paid by comparable companies. Bonuses are based upon a percentage of salary (excluding car allowance and deferred compensation). Performance-based bonuses are paid in relation to the achievement of a predetermined target for annual pretax income before allocation of corporate overhead and bonuses for the Company and, for division executives, for their respective divisions. Bonuses that are not performance-based may be awarded pursuant to the attainment of certain financial goals and other discretionary factors. The target for the Company's annual pretax income was not achieved for fiscal 1997, and no bonuses were paid to Messrs. Fisher and Camuto. The bonus awarded to Mr. Galvin was based upon his achievement of certain qualitative objectives, the assumption of additional responsibilities in connection with the Company's operations and the consummation of certain financing transactions, acquisitions and dispositions during fiscal 1997. Certain divisional targets were achieved for fiscal 1997, and, accordingly, a portion of the bonuses was paid to certain divisional officers and employees of the Company. A portion of the bonuses also was paid to certain corporate officers and employees based on the Committee's assessment of their individual efforts and contributions, without regard to the Company's financial results.

Long-Term Incentive Compensation

     The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value, as such options have value only to the extent that stock price appreciation occurs. The exercise price of each option is the market price of the Common Stock on the date of grant. Options generally become exercisable in successive equal annual increments over a period of three or five years following the grant date. The Committee believes that stock options provide the officers and other employees of the Company with greater incentive to strive to operate the Company in a manner that directly benefits the financial interests of the stockholders on a long-term as well as a short-term basis. The Committee also believes that the ability to grant stock options has been an important component of its success in retaining talented individuals.

     The Committee exercises its collective, subjective judgment as to the performance of each officer and other employees in awarding stock options, based upon such qualitative factors (without assignment of relative weights) as leadership, team-building, response to change in the Company and the industry, ability to creatively satisfy changing market demands, significant increases in the officer's responsibilities, and, with respect to all officers other than Messrs. Fisher and Camuto, the joint evaluation by the Chairman of the Board and the Chief Executive Officer as to such officer's performance. The Committee believes that it is essential, in an industry characterized by rapid change and intense competition, for the Company's compensation program to maintain the flexibility to reward outstanding contributions which may not be immediately reflected in quantitative performance measures but which are important to the Company's long-term success. While an ancillary goal of the Committee in awarding stock options is to increase the stock ownership of the Company's management, the Committee does not, when determining the amount of stock options to award, consider the amount of options or stock already owned by an officer. The Committee believes that to do so could have the effect of inappropriately and inequitably penalizing or rewarding employees based upon their personal decisions as to stock ownership and option exercises.

     The Performance Plan gives the Committee the flexibility to award options, restricted stock, SARs and other stock-based awards to the Company's employees. This flexibility enables the Committee to respond to changing trends in performance-based executive compensation and to continue to compete effectively with other companies for the talent necessary to promote the long-term success of the Company.

Compensation of Messrs. Fisher and Camuto

     Base salaries for Messrs. Fisher and Camuto were set by the Board in connection with the Company's initial public offering, as described above under "Base Salary." The employment agreements for each of Messrs. Fisher and Camuto, described below under "Employment Agreements," provide for base salaries of $1.0 million per year plus a $35,000 car allowance. Such salaries will not be adjusted (other than cost-of-living adjustments) until at least the expiration of the first renewal terms of the respective employment agreements in 1999. Annual incentive compensation for Messrs. Fisher and Camuto is payable pursuant to the Incentive Bonus Plan described above, at the maximum rate of 75% of base salary, if certain performance targets are achieved. The amounts of the bonuses are consistent with the recommendations of the Company's independent compensation consultant. Such targets were not achieved for fiscal 1997, and such bonuses were not paid.

     The Committee awarded to each of Messrs. Fisher and Camuto 125,000 stock options in fiscal 1997. In making such awards, the Committee considered the Company's overall performance in what was a relatively weak market for fashion and apparel.

Section 162(m) of the Code

     The Committee has considered Section 162(m) of the Code regarding "qualified performance-based compensation" paid to the Company's employees in structuring compensation arrangements for fiscal 1998. The Committee intends to make every effort to ensure that all such compensation awarded is fully deductible for federal income tax purposes. However, the Committee may, from time to time, award compensation that may not constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code when it believes that such awards would be in the best interests of the Company.

Conclusion

     The Committee intends to continue its practice of basing compensation on individual and Company performance as measured by both quantitative and qualitative factors. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented individuals who will maximize value for the Company's stockholders.

                                   THE COMPENSATION COMMITTEE

                                   Henry W. Pascarella (Chairman)
                                   C. Gerald Goldsmith
March 31, 1998

Employment Agreements

     Effective February 9, 1993, the Company entered into employment agreements with each of Messrs. Fisher and Camuto. Each agreement has an initial term of five years, commencing as of February 9, 1993, and provides for two automatic one-year renewals unless the employee gives prior notice to the Company that the agreement will not be renewed. Both agreements have been automatically renewed until February 9, 1999. Each agreement provides for a base salary of $1.0 million, with annual cost-of-living increases, bonuses in accordance with the Incentive Bonus Plan or such other amount as the Board, in its discretion, may determine, and an annual $35,000 car allowance. Each agreement also provides that if the employee dies or becomes disabled during the initial term, the employee's right to compensation will continue until the expiration of the initial term. The agreements also generally provide that, during the term of the agreement and for a period of three years following termination of their respective employment, Messrs. Fisher and Camuto will not compete with the Company, assist other persons or businesses that compete with the Company or induce any employees of the Company or its affiliates to engage in any such activities or to terminate their employment.

     Mr. Hord became President and Chief Operating Officer of the Company on May 23, 1995. Mr. Hord entered into an employment agreement with the Company which had an initial term which commenced on May 23, 1995 and terminated on December 31, 2000. The agreement provided for an automatic two-year renewal unless either party were to give six months' notice that the agreement would not be renewed. The agreement provided for a base salary of $750,000, with annual increases in increments of at least $25,000, stock option and restricted stock awards as described above, participation in the Incentive Bonus Plan and an annual $25,000 car allowance. The agreement also contained provisions addressing the consequences of termination by Mr. Hord or the Company.

     Mr. Hord's employment agreement was terminated, effective January 27, 1998, in connection with Mr. Hord's resignation as President and Chief Operating Officer as of that date and has been superseded by an agreement entered into by the Company and Mr. Hord, dated February 24, 1998 (the "Severance Agreement"). Pursuant to the Severance Agreement, Mr. Hord received a one-time payment of $2,600,000, less applicable taxes, on March 2, 1998, and payments of $34,375, less applicable taxes, on February 13, 1998 and February 27, 1998. The Severance Agreement also provides for (i) continued medical insurance coverage, at the expense of the Company, during the remainder of 1998 or until such earlier time as Mr. Hord becomes eligible for coverage under a health plan of a new employer or new business and (ii) payment for professional outplacement services not to exceed $20,000. In addition, a stock option held by Mr. Hord was amended to accelerate the vesting of the option with respect to 6,666 shares of the Company's Common Stock to January 27, 1998 and to extend the expiration date of the option with respect to an aggregate of 40,000 shares to February 29, 2000. The Severance Agreement generally provides that, until February 29, 2000, Mr. Hord will not compete with the Company in the United States and Canada or induce any employees of the Company to terminate their employment.


Certain Transactions

     Shareholders Agreement. Messrs. Fisher and Camuto and the Company have entered into a Shareholders Agreement (the "Shareholders Agreement") pursuant to which Mr. Fisher and Mr. Camuto have each agreed to vote all of the respective shares of Common Stock owned by him for the other's nominee (which nominee may be himself) as director in one class of directors of the Company in all elections for such class. If either Mr. Fisher or Mr. Camuto desires a second nominee, then each will vote all his shares of Common Stock for the other's second nominee as director in one class of directors of the Company in all elections for such class.

     In addition, Mr. Fisher and Mr. Camuto have granted to the Company and each other rights of first refusal with respect to any sale of 5% or more of the Company's outstanding Common Stock, except sales in a registered public offering or made under Rule 144. Mr. Fisher and Mr. Camuto have agreed that in the event either of them desires to purchase additional shares of Common Stock, the other shall have the right to purchase up to 50% of the shares to be purchased by the other, at the same price, on the same terms and at the same time.

     The Shareholders Agreement also provides that at all meetings of stockholders of the Company, all of the shares of Common Stock held by Mr. Fisher and Mr. Camuto will be voted in such a manner that if either Mr. Fisher or Mr. Camuto is not in favor of the action to be taken, all of their shares will be voted against the proposed action or, in the case of the election of directors other than directors nominated by either of them, in a manner to ensure that an equal number of directors will be persons satisfactory to each of them. Messrs. Fisher and Camuto agreed to take all actions to increase or decrease the size of the Board as may be necessary or appropriate to carry out such intention.

     The Shareholders Agreement also provides that if the Company carries insurance on the life of Mr. Fisher or Mr. Camuto and it is determined that proceeds of such insurance will be used to redeem shares of Common Stock held by such person, the Company will carry the same amount of insurance on the life of the other for the purpose of redeeming shares of Common Stock held by such other person. In the event that the Company determines to use any such proceeds to purchase shares of Common Stock held by Mr. Fisher or Mr. Camuto upon his death, the purchase price per share of such Common Stock will be equal to the average of the daily closing prices of the Common Stock for the 20 trading days preceding the death of such person. The Company does not currently intend to procure any such insurance. The Shareholders Agreement terminates upon the earlier of (i) February 24, 2003 or (ii) the date Mr. Fisher or Mr. Camuto ceases to own and/or control at least 5% of the outstanding Common Stock.

     Other Transactions. Marc Fisher (Jerome Fisher's son) serves as the Group President of the Company's Jervin Private Label and Specialty Marketing divisions. He received cash compensation (including salary and bonus) from the Company of $985,932 for fiscal 1997. The Company has entered into an employment agreement with Marc Fisher which has an initial term of five years that expires February 9, 1998, and provides for two automatic one-year renewals, unless he gives prior notice to the Company that such agreement will not be renewed. The agreement has been automatically renewed until February 9, 1999. The agreement provides for a base salary of $500,000 with annual cost-of-living increases and bonuses in accordance with the Incentive Bonus Plan, which compensation will continue until the end of the renewal terms or any additional extended term if the Company terminates Marc Fisher's employment without cause. The agreement also provides that if Marc Fisher dies or becomes disabled during the initial term, his right to compensation will continue until the expiration of the initial term. The agreement also provides that during the term of this employment, and for a period of two years following termination of his employment if he had been offered continued employment by the Company, Marc Fisher will not compete with the Company in the United States or Canada in product planning, design or coordination with manufacturers with respect to women's shoes produced in Brazil, assist other persons or businesses in engaging in any such activities or induce any employees of the Company or its affiliates to engage in any such activities or to terminate their employment.

     Jodi Fisher Horowitz (Jerome Fisher's daughter) serves as the Company's Director of Public Relations. She received cash compensation (including salary and bonus) from the Company of $96,561 for fiscal 1997.

     Prior to December 1997, the Company's principal executive offices were located in Stamford, Connecticut. Those offices are leased from a limited partnership in which Messrs. Fisher and Camuto own, in the aggregate, 15.5% of
the limited partnership interests.   The Company is currently seeking to
terminate its rights under the lease by assignment or sublease. The lease expires on December 31, 2002. Rent was approximately $2,462,953 for fiscal 1997. The Company believes that the terms of the lease are no less favorable than those that could have been obtained from unrelated parties.

     At various times during fiscal 1997, the Company made payments to American Express on behalf of Vincent Camuto for both business and non-business charges on his corporate American Express card. The advances for non-business charges were repaid periodically by Mr. Camuto without interest. No such advances were outstanding as of January 31, 1998, and the maximum amount outstanding at any time during fiscal 1997 was $131,706.


                  PRINCIPAL HOLDERS OF VOTING SECURITIES AND
                      SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock, as of the close of business on April 17, 1998, by each person known to the Company to be deemed to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock; each director; the named executive officers; and all persons, as a group, who are currently directors and named executive officers of the Company. Each person named has sole voting and investment power over the shares listed opposite his name, except as set forth in the footnotes hereto.

                                            Number of
                                            Shares
                                            Beneficially            Percent
     Name of Beneficial Owner               Owned (1)              of Class(1)
     ------------------------               ------------          -----------
     Jerome Fisher(2)                        2,580,618(3)               7.1%
     Vincent Camuto(2)                       4,582,537(4)              12.7
     Noel E. Hord                               50,100(5)                 *
     Robert C. Galvin                           36,667(6)                 *
     C. Gerald Goldsmith                        15,000(7)                 *
     Salvatore M. Salibello                     24,000(8)                 *
     Henry W. Pascarella                        15,000(9)                 *
     The Capital Group Companies, Inc.(10)   5,644,790                 15.7
       333 South Hope Street
       Los Angeles, CA  90071
     GSB Investment Management, Inc.(11)     2,985,230                  8.3
       301 Commerce Street, Suite 2001
       Fort Worth, TX  76102
     J.P. Morgan & Co. Incorporated (12)     2,252,245                  6.3
       60 Wall Street
       New York, NY  10260
     All directors and                       7,293,922(13)             20.0
     executive officers as a
     group (7 persons)

--------------------------------
     *  Less than one percent.

(1) Based upon 35,919,664 shares of Common Stock issued and outstanding as of April 17, 1998 plus, as to the holder thereof only, the number of shares
     (i) which underlie options held by the holder that are currently exercisable or exercisable within 60 days of April 17, 1998 and (ii) issuable upon conversion of the Company's 5-1/2% Convertible Subordinated Notes Due 2003 (the "Notes").

(2) The business address of such person is Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529. Such person shares voting power, but not dispositive power, with respect to an aggregate of 7,163,155 shares of Common Stock (including 486,900 shares issuable pursuant to stock options), pursuant to the Shareholders Agreement described herein under "Certain Transactions." Each of such persons disclaims beneficial ownership of such shares other than the shares as to which such person has dispositive power, as set forth in notes (3) and (4) below.

(3) The record owner of 2,359,787 of such shares is Fisher Group Limited Partnership. Jerome Fisher is the sole stockholder and director of the general partner of Fisher Group Limited Partnership, and, as such, has sole dispositive power with respect to such 2,359,787 shares. Amount shown includes 220,000 shares issuable pursuant to stock options.

(4) Mr. Camuto has sole dispositive power with respect to such shares. Amount shown includes 266,900 shares issuable pursuant to stock options.

(5)  Amount shown includes 40,000 shares issuable pursuant to stock options.

(6) Amount shown includes 26,667 shares issuable pursuant to stock options and 10,000 unvested shares of restricted stock, as to which Mr. Galvin has voting power.

(7)  Amount shown includes 14,000 shares issuable pursuant to stock options.

(8)  Amount shown includes 14,000 shares issuable pursuant to stock options.

(9)  Amount shown includes 10,000 shares issuable pursuant to stock options.

(10) Based solely upon information presented in Amendment No. 1 to Schedule 13G, dated February 10, 1998, filed jointly with the Securities and Exchange Commission by The Capital Group Companies, Inc. ("CGC"), Capital Research and Management Company ("CRM") and Capital Guardian Trust Company ("CGT"), reporting beneficial ownership as of December 31, 1997. CRM, a wholly-owned subsidiary of CGC, has sole dispositive power as to 3,140,000 of such shares, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act. CGT has sole voting power as to 2,182,100 of such shares and sole dispositive power as to 2,470,290 of such shares, as a result of serving as the investment manager of various institutional accounts. The remaining shares reported as beneficially owned by CGC are beneficially owned by Capital International S.A., another subsidiary of CGC. The shares reported as beneficially owned by CGC include 42,790 shares issuable upon conversion of the Notes.

(11) Based solely upon information presented in Amendment No. 1 to Schedule 13G, dated February 10, 1998, filed with the Securities and Exchange Commission by GSB Investment Management, Inc. ("GSB"), reporting beneficial ownership as of December 31, 1997. GSB has sole voting power over 1,105,065 of such shares, sole dispositive power over 2,839,905 of such shares, and shared dispositive power over 145,325 of such shares.

(12) Based solely upon information presented in Schedule 13G, filed with the Securities and Exchange Commission on February 13, 1998, reporting beneficial ownership as of December 31, 1997. J.P. Morgan & Co. Incorporated has sole voting power as to 1,614,835 of such shares, shared voting power as to 6,000 of such shares, sole dispositive power as to 2,230,445 of such shares and shared dispositive power as to 20,300 of such shares.

(13) Amount shown includes 591,567 shares issuable pursuant to stock options.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors, executive officers and greater than 10% stockholders of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during fiscal 1997.

                  RELATIONSHIP WITH INDEPENDENT AUDITORS

     Deloitte & Touche LLP, the Company's independent auditors, have been selected as its independent accountants for 1998. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.



                          REVOCABILITY OF PROXY

     A stockholder giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy will be revoked if the stockholder who executed it is present at the meeting and elects to vote in person.


                            VOTING OF PROXIES

     Properly executed proxies in the accompanying form which are filed before the meeting and not revoked will be voted in accordance with the directions and specifications contained therein. Unless a different direction or specification is given, properly executed proxies which are not filed and not revoked will be voted as hereinabove described.


                      FUTURE PROPOSALS OF STOCKHOLDERS

     All proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company not later than December 31, 1998 for inclusion in the Company's 1999 Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and with the requirements set forth in the By-laws, a copy of which is available upon written request to the Secretary of the Company.


                          OTHER BUSINESS

     The Company knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                            MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile or other means, or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Stockholders are urged to mark, sign and send in their proxies without delay.



                                   By Order of the Board of Directors



                                   Joel K. Bedol
                                   Secretary


White Plains, New York
April 30, 1998









































--------------------------------------------------------------------------------

                          ADMITTANCE SLIP

                          NINE WEST GROUP INC.

                        Annual Meeting of Stockholders



                          Place:  Nine West Group Inc.

                                  Nine West Plaza
                                  1129 Westchester Avenue
                                  White Plains, New York 10604-3529

                      Time:  June 4, 1998   10:00 A.M., Eastern Time



Please present this slip at the entrance to the meeting room. Stockholders are permitted to bring guests; however, the Company reserves the right to limit the number of guests of each stockholder. Notice is hereby given that photographs for use in Company publications may be taken at the Annual Meeting. Attendees are deemed to have waived any claim to any such photographs. Camcorders or video taping equipment of any kind are expressly prohibited.





                             [PROXY CARD]

                          NINE WEST GROUP INC.
                          Nine West Plaza
                          1129 Westchester Avenue
                          White Plains, NY  10604-3529

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders, June 4, 1998

     The undersigned hereby appoints Jerome Fisher, Vincent Camuto and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Annual Meeting of Stockholders of Nine West Group Inc. (the "Company"), to be held on Thursday, June 4, 1998, commencing at 10:00 a.m., at the Company's principal offices located at Nine West Plaza, 1129 Westchester Avenue, 1st Floor, White Plains, New York 10604-3529, and all adjournments thereof, all shares of stock of the Company that the undersigned would be entitled to vote if personally present, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement of the Company with respect to such meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE UNDER PROPOSAL 1.
              ---
                          (Continued and to be signed on the other side)

                                            Nine West Group Inc.
                                            P.O. Box 11326
                                            New York, NY  10203-0326

 ................................................................................

A VOTE FOR BOTH NOMINEES IS RECOMMENDED
       ---

1. Election of Class II  FOR both nominees[ ] WITHHOLD AUTHORITY to vote[ ]  *EXCEPTIONS [ ]
   directors             listed below         for both nominees listed below

Nominees:  Jerome Fisher and Vincent Camuto
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           --------------------------------------------------------------------

2. In their discretion with respect to such other business as may properly come before the meeting and all adjournments thereof.

                                            Change of Address and
                                            or Comments Mark Here [ ]

                               The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                               Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Dated:
                                    --------------------------, 1998
                                     (Be sure to date Proxy)

                                    --------------------------
                                     Signature of stockholder
                                    --------------------------
                                    Signature if held jointly

                               Votes must be indicated
                               (x) in Black or Blue ink. [ ]

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.